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                                                                  EXHIBIT 3.2(A)


                                    BY-LAWS
                                       OF
                           JOHNSTON INDUSTRIES, INC.

     Section 1.1. Registered Office. The registered office of the Corporation shall be at 100 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware, or at such other office as the Board of Directors may from time to time designate.

     Section 1.2. Principal Office. The principal office of the Corporation shall be at 30 Rockefeller Plaza, New York, New York 10020, or at such other office as the Board of Directors may from time to time designate.

     Section 1.3. The Other Offices. The Corporation may also establish and maintain such other offices, within and without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                                  STOCKHOLDERS

     Section 2.1. Place of Meetings of Stockholders. The meetings of the stockholders shall be held at such place or places, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

     Section 2.2. Annual Meeting of Stockholders. The Annual Meeting of the Stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the second Friday in November of each year, if not a legal holiday, and if that day be a legal holiday, then on the next succeeding business day, at 11:00 o'clock a.m., or at such other time and date as shall be fixed from time to time by the Board of Directors, and stated in the notice of the meeting.

     Section 2.3. Special Meeting of Stockholders. Special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors or by the President or upon the written request (stating the purpose or purposes of the meeting) of the holders of at least 33 1/3% of the outstanding shares entitled to vote.

     Section 2.4.  Fixing the Record Date.   The Board of Directors may fix, in
advance, a date as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive any dividend or distribution or the allotment of any rights, or for the purpose of any other action.

     Section 2.5. Notice of Meetings of Stockholders; Waiver of Notice. Written notice of all meetings of stockholders shall be given to each stockholder entitled to vote at the meeting, except that it shall not be necessary to give notice to any stockholder who waives notice or to whom notice
is not required as provided in Sections  9.2 and  9.4 of these By-Laws.   Each
notice shall be given personally or by mail not less than ten nor more than sixty days before the date of such meeting and shall state the place, date and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called.

     Section 2.6. Adjourned Meetings. The stockholders present in person or by proxy at any meeting of stockholders and entitled to vote thereat may adjourn the meeting despite the absence of a quorum. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been


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made, such determination shall apply to any adjournment thereof unless the Board elects to fix a new record date for the adjourned meeting. Except as required by law, when the meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum is present any business may be transacted, which might have been transacted on the original date of the meeting.

     Section 2.7. List of Stockholders at Meeting. A list of stockholders as of the record date, prepared in accordance with Section 5.4 of these By-Laws, shall be produced and kept at every meeting of stockholders.

     Section 2.8. Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, at any meeting of stockholders shall constitute a quorum, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. When a quorum is once present to constitute a meeting, it is not broken by the subsequent withdrawal of any stockholders.

     Section 2.9. Vote of Stockholders. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, all matters coming before any meeting of stockholders other than the election of directors shall be decided by the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote thereat. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Unless otherwise provided by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder and registered in his name on the books of the Corporation at the record date fixed for determining stockholders entitled to vote at such meeting.

     Section 2.10. Proxies. Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be in writing subscribed by the stockholder or his duly authorized attorney-in-fact and shall be filed with the Secretary of the Corporation. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute is given. No proxy shall be voted or acted upon after expiration of three years from the date thereof unless the proxy provides for a longer period.


     Section 2.11. Inspectors at Stockholders' Meeting. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the presiding officer may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No candidate for the office of director shall be appointed as an inspector.

     Section 2.12. Action by Stockholders Without a Meeting. In addition to, and not in limitation of, the provisions of the General Corporation Law of the State of Delaware, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



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                                   DIRECTORS

     Section 3.1. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (sometimes hereinafter referred to as the "Board").

     Section 3.2. Number, Election, Tenure and Qualifications of Directors. The Board of Directors shall consist of not less than three nor more than fifteen directors. The exact number of directors shall be fixed from time to time by resolution of the Board or by the stockholders, provided, however, that no decrease may shorten the term of any incumbent director. Each director shall hold office until his successor has been elected and qualified, unless he shall sooner resign, die or be removed as hereinafter provided.

     Section 3.3. Newly Created Directorships and Vacancies. Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the authorized number of directors and vacancies occurring in the Board through death, resignation, removal, disqualification or for any other reason may be filled by the vote of a majority of the directors then in office, although less than a quorum.

     Section 3.4. Resignations. Any director may resign at any time upon written notice to the Board or the Secretary.

     Section 3.5. Removal. Except as otherwise provided in the Certificate of Incorporation, the holders of a majority of the shares then entitled to vote at an election of directors may, at a special meeting for which notice specifying the intention to pass such resolution has been given, remove any or all of the directors with or without cause. Any director may be removed for cause by a majority vote of the whole Board.


     Section 3.6. Place and Time of Meetings of the Board. A regular meeting of each newly elected Board shall be held immediately following the Annual Meeting of Stockholders and at the place of such meeting, or as soon as practicable thereafter at such place as shall have been previously fixed for that purpose by resolution of the Board. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine or as may be specified in the notice of the meeting. Special meetings of the Board shall be held whenever called by order of the Board, by the President or by any of the directors, and at such place or places as may be fixed by the Board or specified in the notice of the meeting.

     Section 3.7. Notice of Meetings of the Board of Directors. Notice of regularly scheduled meetings of the Board of Directors need not be given. Unless notice is waived or not required as provided in Sections 9.3 and 9.4 of these By-Laws, notice of the time and place of every special meeting of the Board of Directors shall be given to each director by oral, telegraphic, telecopy or written notice at least one day before the meeting. Except as otherwise provided by law or by these By-Laws, any notice of meeting need not specify the purpose of the meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which the adjournment is taken.

     Section 3.8. Quorum. A majority of the directors then comprising the Board shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum is obtained.

     Section 3.9. Action of the Board of Directors. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the act or vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.


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     Section 3.10.  Action by the Board and Committees Without a Meeting.   Any
action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

     Section 3.11. Telephone Meetings. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

     Section 3.12. Compensation and Reimbursement of Directors. The Board may fix the compensation of directors for services in any capacity, and may allow directors a fixed sum and expenses of attendance, if any, for attendance at each directors' meeting. Members of committees may be allowed similar compensation and reimbursement for their services as such. No such payment shall preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.13. Executive Committee. The Board of Directors may, from time to time, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of three or more directors of the Corporation. The Executive Committee shall have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except as otherwise provided in the resolution or by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee shall serve at the pleasure of the Board, which shall have power at any time to change the members thereof, to fill vacancies therein and to discharge such committee, with or without cause.

     Section 3.14. Other Committees. The Board may, from time to time, by resolution passed by a majority of the whole Board, designate other committees, to serve at the Board's pleasure, with such powers and duties as the Board determines.

     Section 3.15. Committee Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Section 3.16. Reliance. A member of the Board of Directors, and a member of any committee thereof, shall be fully protected in relying on good faith upon the records of the Corporation or upon such information, opinion, reports, or statements presented to the Corporation by any of its officers and employees or committees of the Board, or by any other person as to matters the Board or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                    OFFICERS

     Section 4.1. Authorized Officers. The officers of the Corporation shall be a Chairman of the Board, a Vice-Chairman of the Board, a President, one or more Senior Vice-Presidents and Vice-Presidents (including an Executive Vice-President, if the Board so determines), a Treasurer and a Secretary. One person may hold more than one office, and if the same person holds both the office of Secretary and the office of Treasurer, he may be known as the Secretary-Treasurer. The Board may from time to time appoint such subordinate or assistant officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, with such terms of office, powers and duties, as it may deem desirable, and may from


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time to time authorize any officer or committee to appoint and remove such subordinate or assistant officers and prescribe their terms of office, powers and duties.

     Section 4.2. Election or Appointment and Term of Office. The officers of the Corporation, other than subordinate or assistant officers, shall be elected or appointed annually by the Board at its first meeting held after each Annual Meeting of Stockholders. Each officer shall hold office until his successor has been elected or appointed and qualified or until the office is declared vacant by the Board of Directors, unless he shall sooner die, resign or be removed as hereinafter provided.

     Section 4.3. Removal. Any officer of the Corporation elected or appointed by the Board or appointed by an officer or a committee may be removed, with or without cause, by the Board, or by the officer or committee upon whom the power to appoint the officer may have been conferred.

     Section 4.4. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board, or by any officer or committee upon whom the power to appoint persons to such office may have been conferred.

     Section 4.6. Security. The Board may require any officer, employee or agent to give security for the faithful performance of his duties. Such security may be in the form of a bond in such amount and form and with such surety or sureties as the Board may determine.

     Section 4.7. Compensation. The Board shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer or committee upon whom the power to appoint subordinate or assistant officers may have been conferred to fix the compensation of such subordinate or assistant officers.

     Section 4.8. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board, and shall have such other powers and duties as the Board assigns to him from time to time.

     Section 4.9.  Vice-Chairman.   In the absence of the Chairman of the Board
and the President, the Vice-Chairman shall preside at all meetings of the stockholders and of the Board, and he shall have such other powers and duties as the Board assigns to him from time to time.

     Section 4.10. President. The President shall be the chief executive officer of the Corporation and shall have such other powers and duties as the Board assigns to him from time to time. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board, certificates representing shares of the Corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

     Section 4.11. Vice-Presidents. Except as otherwise provided by these By-Laws, in the absence of the President or in the event of his death or inability to act, the Executive Vice-President and in his absence or disability the Senior Vice-President and in his absence or disability the Vice-President (or in the event there be more than one Senior Vice-President or Vice-President, in the respective orders designated at the time of their election, or in the absence of any designation, first the Senior Vice-Presidents and then the Vice-Presidents in the respective orders of their seniority) shall perform the duties of the President, and when so acting, shall have all the authority of and be subject to all the restrictions upon the President. Any Vice-

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President may sign, with the Secretary or any other proper officer of the
Corporation thereunto authorized by the Board, certificates representing shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board.

     Section 4.12. Secretary. The Secretary shall record the minutes of the meetings of the stockholders, of the Board and of the Executive Committee in books provided for the purpose. He shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law. He shall be custodian of the corporate records and of the seal of the Corporation. He shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. In general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the President or by the Board. In the absence of the Secretary from any meeting, the minutes shall be recorded by the person appointed for that purpose by the presiding officer.

     Section 4.13. Treasurer. The Treasurer shall have charge and custody of the books and records of account of the Corporation. In general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board.

     Section 4.14. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary and Assistant Treasurer or, if there be more than one, the Assistant Secretaries and Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Secretary or the Treasurer, perform the duties and exercise the powers of the Secretary and the Treasurer, respectively, and shall perform such other duties and have such other powers as from time to time may be assigned to them or any of them by the President or by the Board.

                            SHARES AND STOCKHOLDERS

     Section 5.1. Certificates. Each stockholders shall be entitled to a certificate or certificates in a form to be approved by the Board, certifying the number of shares owned by him, signed by the Chairman or Vice Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation or a facsimile thereof. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 5.2. Transfer of Shares. Transfer of record of shares of stock of the Corporation shall be made only on the books of the Corporation upon the surrender of the certificate representing the shares to be transferred properly endorsed and bearing the requisite amount of stock transfer stamps, if any, duly canceled. The Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of securities of the Corporation.

     Section 5.3. Lost, Mutilated or Destroyed Certificates. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost, stolen or destroyed.

     Section 5.4. Record of Stockholders. The Secretary of the Corporation, or the registrar or transfer agent appointed by the Board of Directors shall prepare, at least ten days prior to every meeting of stockholders, a complete list containing the names and addresses of all stockholders entitled to vote thereat, and the number of shares registered in the name of each such stockholder. Such list shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, at a place designated in the notice of such meeting or at


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the place where the meeting is to be held.  The Corporation shall be entitled to recognize the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes.

                                INDEMNIFICATION


     Section 6.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, or proceeding, including an action or suit by or in the right of the Corporation, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or an officer of the Corporation or, while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or an officer or in any other capacity while serving as a director or an officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but no amendment or repeal of any provision of law shall adversely affect any right to indemnification provided hereunder arising prior to such amendment or repeal) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that in any action to enforce any indemnification right conferred by these By-Laws, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in these By-Laws is a contract right.

     Section 6.2. Authority to Advance Expenses. Expenses incurred (including attorneys' fees) by any person indemnified under these By-Laws in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the Delaware General Corporation Law, as amended, such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in these By-Laws or otherwise.

     Section 6.3. Provisions Nonexclusive. The indemnification rights conferred on any person by these By-Laws shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or act of the Board of Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 6.4. Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any person indemnified under these By-Laws or under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or act of the Board of Directors or otherwise, against any liability, expense, or loss asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify him against such liability, expense, or loss under applicable law or the provisions of these By-Laws.

     Section 6.5. Survival of Rights. The indemnification rights provided by these By-Laws shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 6.6. Effect of Amendment. Any amendment or repeal of the indemnification provisions of these By-Laws shall not adversely affect any right or protection of any director or officer existing at the time of such amendment or repeal.

     Section 6.7. Authority to Enter into Indemnification Agreements. The Corporation may enter into indemnification agreements with the directors and officers of the Corporation and with employees and agents of the Corporation in any form authorized by resolution of the Board of Directors.


                                  FISCAL YEAR


     Section 7. The fiscal year of the Corporation shall end on June 30th of each year.



                                      SEAL

     Section 8. The Board shall provide a suitable seal having inscribed thereon the name of the Corporation, the year of incorporation and such other appropriate legend as may from time to time be determined by the Board. If deemed advisable by the Board, a duplicate seal or seals and facsimile seals may be provided and used for the necessary purposes of the Corporation.

                                    NOTICES

     Section 9.1. Manner of Written Notice. Whenever by law, the Certificate of Incorporation or these By-Laws written notice is required or permitted to be given to any stockholder, director, officer or member of a committee, such notice may be given by depositing same in a United States post office, letter box or chute, postage prepaid and addressed to such person at his or her address as the same appears on the records of the Corporation, and the time when the same shall be so deposited shall be deemed to be the time of the giving of such notice.

     Section 9.2. Waiver of Notice to Stockholders. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, except for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him. A waiver of notice need not specify either the business to be transacted at, or the purpose of, any regular or special meeting of the stockholders.

     Section 9.3. Waiver of Notice to Directors. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A waiver of notice need not specify either the business to be transacted at, or the purpose of, any regular or special meeting of the Board.

     Section 9.4. When Notice or Lapse of Time Unnecessary. Whenever by law, the Certificate of Incorporation or these By-Laws, the Corporation or the Board is authorized to take any action after notice to any person or persons, such action may be taken without notice to each person for whom notice is not, or no longer, required by law or if at any time before or after such action is completed the person, or in the case of a stockholder, his attorney-in-fact, submits a signed waiver of notice.

                              AMENDMENT AND REPEAL

     Section 10.1. Mode of Amendment or Repeal. These By-Laws may be amended, repealed or new By-Laws adopted, by vote of a majority of the whole Board, or by the stockholders entitled to vote thereon at any annual meeting or special meeting of stockholders called for that purpose.